UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen Massachusetts Premium Income Municipal Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-7032570
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
MuniFund Term Preferred Shares of beneficial interest, $0.01 par value per share, $10.00 liquidation preference per share, 2.65% Series 2015 #1	New York Stock Exchange

MuniFund Term Preferred Shares of beneficial interest, $0.01 par value per share, $10.00 liquidation preference per share, 2.60% Series 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-190942

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.        Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are MuniFund Term Preferred Shares of beneficial interest, $0.01 par value per share, $10.00 liquidation preference per share, 2.65% Series 2015 #1 and 2.60% Series 2015 (the “MTP Shares”), of Nuveen Massachusetts Premium Income Municipal Fund (the “Registrant”). The description of the MTP Shares is contained in the joint proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, filed by the Registrant under the Securities Act of 1933, as amended, on August 30, 2013 (Registration No. 333-190942) and declared effective on October 16, 2013, and such description as included in the joint proxy statement/prospectus filed pursuant to Rule 497 on October 18, 2013.

The description of MTP Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2.        Exhibits.

1(a)	Declaration of Trust of Registrant, dated January 12, 1993, is incorporated herein by reference to Registrant’s Registration Statement on Form N-2 (File No. 333-163256) filed on November 20, 2009.

1(b)	Certificate of Amendment to Declaration of Trust of Registrant, dated November 18, 2009, is incorporated herein by reference to Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-163256) filed on January 14, 2010.

2	By-Laws of Registrant, Amended and Restated as of November 18, 2009, are incorporated herein by reference to Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-163256) filed on January 14, 2010.

3	Form of Statement Establishing and Fixing the Rights and Preferences of Registrant’s MuniFund Term Preferred Shares with Form of Appendix C and Form of Appendix D is filed herewith.

4	Specimen Certificate of Shares of the Registrant is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      May 30, 2014

NUVEEN MASSACHUSETTS PREMIUM INCOME MUNICIPAL FUND

By: /s/ Kevin J. McCarthy
Name: Kevin J. McCarthy
Title: Vice President and Secretary